News
HyperFeed Technologies, Inc.
300 South Wacker Drive
Suite 300
Chicago, IL 60606

Press Contacts:
Tom Wojciechowski HyperFeed Technologies, Inc. 312.913.2800 twojciechowski@hyperfeed.com	Lonny White Scanlon Corporate Communications (312) 822-9299 lonny@scanloncc.com

HyperFeed Technologies reports its 3rd Quarter Financial Results.

—HyperFeed Technology Increases its Capital Sources from $500,000 to $2.0 million to Fund its Growth Strategy.

CHICAGO, November 9, 2004 — HyperFeed Technologies, Inc. (OTCBB: HYPR), a provider of ticker plant technologies and fully managed ticker plant services to the financial community, today reported results for the third quarter ended September 30, 2004. HyperFeed’s revenue in the quarter was $2,061,320 versus $479,058 in the same quarter in 2003, representing an increase of 330% year over year, at a gross margin of 82%. The Company reported a net loss of $(663,020) for the quarter, or $(0.22) per share, versus $(1,177,566), or ($0.39) per share, in the same period in 2003.

Paul Pluschkell, President and Chief Executive Officer of HyperFeed, comments, “the company is in a period of significant growth and has experienced three successive quarters of customer and revenue growth. We also continued to strengthen our financial statements by generating cash flow from our new business model, securing capital, and our continuing expense reduction. For the quarter ended September 30, 2004, HyperFeed has reduced its total expenses by 40%, from $4.6 million to $2.7 million. On an annualized basis, this expense decrease represents a reduction from $18.3 million to $10.9 million.”

During the quarter, HyperFeed licensed its proprietary technology of a stand-alone high performance ticker plant (HTPX) to flagship customers, such as NASDAQ (See Press release dated September 7, 2004). HyperFeed is underway with implementations of the HTPX products with new customers secured through HyperFeed’s direct sales force. HyperFeed’s year over year growth in revenue is being further enhanced with its global multicast network distribution service for real-time financial applications and content, known as Direct Delivery Utility (DDU) offered through a partnership agreement between HyperFeed and SAVVIS. In particular, seven customers have licensed DDU from August 2004 to date.

Pluschkell further comments, “there is an up-front marketing, selling and development investment associated with pursuing our new business model that requires capital. We are committed to increasing our operations and support staff and infrastructure to create the greatest environment for our customers.” Continued funding of our new business is critical to our success. On November 2, 2004, the Company executed a $1.5 million convertible note with its majority shareholder, PICO Holdings, Inc., increasing its sources of borrowing capital to $2.0 million.”

Ron Langley, PICO Holdings’ Chairman and CEO, said, “HyperFeed’s vision set in 2003 is well underway and showing excellent quarter over quarter success. We very much support HyperFeed’s direction and continue to provide the financial backing to support HyperFeed’s accelerating growth.”

About HyperFeed Technologies, Inc.
HyperFeed Technologies, Inc. (OTCBB: HYPR) provides high-performance software and enterprise services to process, transmit, distribute and manage market data. HyperFeed’s market-leading software technology serves as a corporate-wide ticker plant, providing financial institutions with the flexibility and agility to control their own data sources and data content in a cost-effective manner.

HyperFeed’s HTPX platform, comprising of HVAULT and HBOX products, is specifically designed to support real-time market data. Data management, data reporting and value-added services are used to deliver and access financial content with a minimal latency. Its software can be used with industry-leading APIs, third-party applications or online desktop solutions. HTPX has a flexible licensing model that can fulfill the needs of financial institutions, exchanges, content providers, re-distributors, channel partners and value-added resellers. HyperFeed provides hosted and fully managed ticker plant services from its fully redundant ticker plant systems. These services, known as HTPXm, are ideal for application and data vendors who wish to use state of the art ticker plant technology to support their clients.

In addition, a new global multicast network distribution service for real-time financial applications and content known as the Data Delivery Utility (DDU) was launched with SAVVIS Communications in December 2003. For the first time, with DDU, all publishers of financial content can rely on a local, data neutral partner to handle their data. Market data is aggregate with other forms of content in a raw or normalized fashion at the customer premise. Data-vendor agnostic, this utility delivers the information the customer wants directly from such key data sources as exchanges, content providers and other proprietary sources.

Safe Harbor Disclosure
The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) fund our current and future business strategies either through continuing operations or external financing; ii) successfully attract, retain and integrate key employees; iii) compete successfully against competitive products and services; iv) deliver and maintain performance standards according to the terms and conditions of our customer contracts; v) maintain relationships with key suppliers and providers of market data; vi) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; vii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; viii) manage the timing of the development and introduction of new products or enhanced versions of existing products; ix) gain the market’s acceptance of new products; and x) respond to the effect of economic and business conditions generally. The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Balance Sheets (Unaudited)
September 30, 2004 and December 31, 2003

	September 30,	December 31,
Assets	2004	2003

Current Assets
Cash and cash equivalents	$146,089	$4,668,038
Accounts receivable, less allowance for doubtful accounts of: 2004: $29,033; 2003: $0	770,051	797,048
Notes receivable, less allowance for doubtful accounts of: 2004: $60,830; 2003: $50,000	106,299	150,465
Prepaid expenses and other current assets	248,352	173,816
Assets related to discontinued operations	380,149	811,878

Total Current Assets	1,650,940	6,601,245

Property and equipment
Computer equipment	1,543,954	2,343,853
Communication equipment	1,031,370	1,296,550
Furniture and fixtures	107,429	82,839
Leasehold improvements	531,809	531,809

	3,214,562	4,255,051
Less: Accumulated depreciation and amortization	(2,350,687)	(3,019,964)

	863,875	1,235,087
Intangible assets, net of accumulated amortization of: 2004: $188,816; 2003: $70,000	118,684	110,000
Software development costs, net of accumulated amortization of:
2004: $2,807,127; 2003: $2,733,126	1,702,253	1,732,721
Deposits and other assets	34,815	35,205

Total Assets	$4,370,567	$9,714,258

Liabilities and Stockholders’ Equity
Current Liabilities
Line of credit	$195,000	$—
Accounts payable	736,364	605,644
Accrued expenses	463,436	587,193
Accrued compensation	92,068	73,157
Income taxes payable	40,000	40,000
Unearned revenue	352,712	15,000
Liabilities related to discontinued operations	1,033,131	2,419,879

Total Current Liabilities	2,912,711	3,740,873

Accrued expenses, less current portion	296,524	292,676

Total Noncurrent Liabilities	296,524	292,676

Total Liabilities	3,209,235	4,033,549

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,063,100 shares at September 30, 2004 and 3,051,989 shares at December 31, 2003	3,063	3,052
Additional paid-in capital	46,108,314	46,070,113
Accumulated deficit	(44,950,045)	(40,392,456)

Total Stockholders’ Equity	1,161,332	5,680,709

Total Liabilities and Stockholders’ Equity	$4,370,567	$9,714,258

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Operations (Unaudited)

	For The Three Months Ended		For The Nine months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Revenue
HyperFeed	$1,953,808	$363,441	$3,820,986	$363,441
HYPRWare	107,512	115,617	348,063	456,646

Total Revenue	2,061,320	479,058	4,169,049	820,087
Direct Costs of Revenue	372,017	402,136	1,293,482	1,078,521

Gross Margin	1,689,303	76,922	2,875,567	(258,434)

Operating Expenses
Sales and marketing	473,572	222,975	1,452,313	365,950
General and administrative	656,513	693,695	2,341,509	1,928,735
Research and development	378,357	413,015	1,121,883	1,267,763
Operations	528,858	—	1,809,538	—
Depreciation and amortization	253,256	235,335	668,564	774,771

Total Operating Expenses	2,290,556	1,565,020	7,393,807	4,337,219

Loss from Operations	(601,253)	(1,488,098)	(4,518,240)	(4,595,653)

Other Income (Expense)
Interest income	1,204	4,492	9,411	10,570
Interest expense	(790)	(855)	(1,057)	(1,167)

Other Income, Net	414	3,637	8,354	9,403

Loss from Continuing Operations Before Income Taxes	(600,839)	(1,484,461)	(4,509,886)	(4,586,250)
Income tax benefit (expense)	(23,000)	120,000	(17,000)	649,000

Loss from Continuing Operations	(623,839)	(1,364,461)	(4,526,886)	(3,937,250)
Discontinued Operations
Income (loss) from discontinued operations	(62,181)	306,895	(422,703)	1,551,104
Income tax benefit (expense) from discontinued operations	23,000	(120,000)	161,000	(510,000)
Gain on disposition of discontinued operations	—	—	375,000	362,189
Income tax expense from gain on disposition of discontinued operations	—	—	(144,000)	(139,000)

Income (Loss) from Discontinued Operations	(39,181)	186,895	(30,703)	1,264,293

Net Loss	$(663,020)	$(1,177,566)	$(4,557,589)	($2,672,957)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.21)	$(0.45)	$(1.48)	$(1.42)
Discontinued operations	(0.01)	0.06	(0.01)	0.46

Basic and diluted net loss per share	$(0.22)	$(0.39)	$(1.49)	$(0.96)

Basic and diluted weighted-average common shares outstanding	3,061,733	3,043,805	3,057,858	2,776,315

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Unaudited)

	For The Nine months Ended
	September 30,
	2004	2003
Cash Flows from Operating Activities:
Net loss	$(4,557,589)	$(2,672,957)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	668,564	774,771
Amortization of software development costs	985,798	1,012,547
Provision for doubtful accounts	49,762	—
Gain on sale of equipment	(6,708)	—

Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable	(22,765)	(296,088)
Prepaid expenses and other current assets	(74,536)	(103,337)
Deposits and other assets	390	34,814
Accounts payable	130,720	187,944
Accrued expenses	(100,998)	197,391
Unearned revenue	337,712	80,000

Net cash used in continuing operations	(2,589,650)	(784,915)
Net cash used in discontinued operations	(955,019)	(631,654)

Net Cash Used In Operating Activities	(3,544,669)	(1,416,569)

Cash Flows from Investing Activities:
Purchase of property and equipment	(204,526)	(480,133)
Software development costs capitalized	(955,330)	(868,287)
Proceeds from sale of discontinued operations	—	220,000
Proceeds from disposal of equipment	32,698	—
Purchase of intangible asset	(127,500)	—
Provision for doubtful notes receivable	10,830	—
Repayment of note receivable	33,336	—

Net Cash Used In Investing Activities	(1,210,492)	(1,128,420)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	38,212	1,469,430
Issuance of notes payable, net	—	61,362
Net borrowings under line of credit	195,000	—

Net Cash Provided By Financing Activities	233,212	1,530,792

Net decrease in cash and cash equivalents	(4,521,949)	(1,014,197)
Cash and cash equivalents:
Beginning of the period	4,668,038	1,096,711

End of the period	$146,089	$82,514

Supplemental Disclosures of Noncash Investing Activities:
Note received as consideration for disposition of discontinued operations	$—	$150,000